UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 21, 2014

United Online, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-33367	77-0575839
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21301 Burbank Boulevard
Woodland Hills, California 91367
(Address of Principal Executive Offices) (Zip Code)

Telephone: (818) 287-3000
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement

On May 21, 2014, United Online, Inc. (the “Company”) entered into an Office Lease with LNR Warner Center IV, LLC (the “Landlord”), for 29,576 rentable square feet located at 21255 Burbank Boulevard, Woodland Hills, California (the “Lease”), which the Company intends to occupy as its new headquarters office. The Lease commencement date is expected to be October 1, 2014. The term of the Lease is six years, with a right to extend the term for an additional five years. The annual base rent is $905,026 in the first year and increases approximately 3% per year, with provisions for partial abatements during the early months of the Lease.  The Lease provides for certain additional expenses to be paid by the Company, and contains other customary provisions, including security deposit, events of default and insurance.

The foregoing summary of the Lease is qualified in its entirety by reference to the Lease, a copy of which is filed as an exhibit to this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 22, 2014	UNITED ONLINE, INC.

	BY:	/s/ Francis Lobo
Francis Lobo
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Office Lease between United Online, Inc. and LNR Warner Center IV, LLC, dated May 21, 2014.